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                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                          MURAT CENTER CONCERTS, L.P.



         This Certificate of Limited Partnership of Murat Center Concerts, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1.       The name of the limited partnership is Murat Center
Concerts, L.P.

         2. The address of the registered office of the Limited Partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The Limited Partnership's registered agent at that address is Corporation Service Company.

         3.       The name and address of the general partner is:

                  NAME                          ADDRESS
                  ----                          -------
                  Murat Center Concerts, Inc.   150 East 58th Street, 19th Floor
                                                New York, NY 10155

         IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed as of June 10, 1997.

                                        MURAT CENTER CONCERTS, L.P.

                                        By:      Murat Center Concerts. Inc.,
                                                 as General Partner

                                        By: /s/ Robert F. X. Sillerman
                                            ---------------------------------
                                                Robert F. X. Sillerman
                                                Executive Chairman